Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated December 8, 2025, relating to the financial statements of K2 Capital Acquisition Corporation as of August 19, 2025 and for the period from August 1, 2025 (inception) through August 19, 2025, appearing in the Registration Statement on Form S-1, File No. 333- 290350.

/s/ WithumSmith+Brown, PC

New York, New York

January 28, 2026